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                                                                   Exhibit 10.41



                                SERVICE AGREEMENT






BY AND BETWEEN:


- Infogrames Entertainment, a Societe Anonyme organized under French law with a stated capital of FRF 296,431,000, registered with the French Registry of Commerce under the number 341 699 106 Lyon, and with its registered office at 82/84 rue du Premier Mars, 69100 Villeurbanne, represented by Mr. Thomas Schmider, Managing Director, being fully entitled to sign the agreement hereby,

                                           OF THE ONE PART,

             (hereafter referred to as "The Service Provider"),

- Infogrames Inc., a Delaware corporation, with its principal place of business at 417 5th Avenue, New York, New York 10016, represented by Mr. Denis Guyennot, President and Chief Operating Officer, being fully entitled to sign the agreement hereby,

                                           OF THE OTHER PART,

                 (hereafter referred to as "The Recipient"),
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WHEREAS:

The Service Provider and The Recipient are part of the same economic group, specialized in production, publishing and distribution of interactive games.

The Service Provider is endowed with a community of means and services, and notably of specialists in many fields, in order to optimize the synergies within the same group.

The Recipient desires to obtain the services offered by The Service Provider, and The Service Provider desires to provide such services to The Recipient.

The parties came together to define the terms and conditions of their collaboration within the frame work of this Services Agreement (this "Agreement").


IT WAS AGREED AS FOLLOWS:

Article 1 - Scope

The Service Provider hereby undertakes to provide The Recipient the following assistance and services:

      Assistance in general management and strategic management

      - Assistance in the definition of strategic options, including, without limitation, definition of a publishing policy, reorganization of the distribution business, and implementation of US corporate services,

      - Assistance in the implementation of new organizational structures,

      - Assistance in general management.


      Assistance in the administrative, financial management and accounting fields:

      - Assistance in the field of accounting and financial management, in connection with the improvement of basic administrative supports, the conformity with accounting regulations and the perfection of accounting methods,

      - Advice relating to the establishment of financial instruments, and to the establishment and control of budgets,

      - Advice relating to the establishment and valid interpretation of employee benefits accounts,

      - Recommendations on short, middle or long term investment programs,

      - Assistance in management control.


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      Assistance in the financial field:

      - Advice and recommendations on financial policy,

      - Assistance in the annual budgets and financial programs preparation,

      - Advice and recommendations relative to budgetary forecasts,

      - Advice relating to projected investment financing,

      - Assistance in negotiating with financial institutions,

      - Advice and recommendations on cash management,

      - Information on the different subsidies and incentives potentially available to The Recipient.


      Assistance in the legal field:

      - Advice and recommendations relating to contract law, including without limitation sales, distribution, licensing, acquisitions and dispositions,

      - Advice and recommendations relating to intellectual property and commercial law.


      Assistance in the commercial field:

      - Advice relating to commercial strategy and policy,

      - Advice in the field of commercial planning and the appropriate marketing forms of The Recipient's activity,

      - Assistance in marketing and advertising strategies.


      Assistance in the data processing field:

      - Advice and recommendations on computer investment policy (hardware and software),

      - Recommendations relating to procedure improvement,

      - Assistance and advice relating to analysis and research in order to obtain lower costs from suppliers for goods, software and hardware,

      - Recommendations and advice relating to information systems development and improvement.


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      Assistance in the human resources management field:

      - Human resources management coordination,

      - Recommendations concerning the harmonization of the assessment and payment systems.


      Assistance in the promotion and communication field:

      - Coordination of professional shows, including, but not limited to, organization, space renting and building stands,

      - Advice relating to communication strategy and policy,

      - Marketing study and recommendations relating to their organization.

These services will benefit The Recipient directly and will exclude any work done by The Service Provider in connection with the management of its financial investment in The Recipient.

Article 2 - Obligations of The Recipient

The Recipient of the services described in Article 1 here above expressly undertakes to provide, during the term of this Agreement, to The Service Provider, all information, all documents and all the assistance reasonably necessary to allow the parties to realize the object of this Agreement and ensure, in good condition, the said services supplied.


Article 3 - The  Service Provider's remuneration

In compensation of the services described in Article 1, The Service Provider will receive a fee based on the direct and indirect costs incurred by The Service Provider.

     - Direct costs will include the personnel costs incurred in the supply of services (wages and employment taxes) in proportion to the actual time spent on the supply of services,

     - Indirect costs will include all charges incurred by The Service Provider for the supply of services and:

            (i) either these charges may be materially allocated to the supply of services, and directly invoiced to The Recipient, or

            (ii) such charges may be invoiced to The Recipient applying a coefficient to the direct costs.

This fee will be invoiced quarterly by The Service Provider, with each invoice itemizing the fields of services rendered during the period. Payment shall be made by bank transfer within 30 days from the date of invoice.


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The Service Provider will maintain a record of costs and expenses incurred and shall supply it to The Recipient on request.

Every complementary service other than those described in Article 1 here above and not expressly anticipated that The Recipient requests during the term of this Agreement, will be invoiced separately, on the basis of a preliminary estimate that was previously accepted by The Recipient.


Article 4 - Contract duration

This Agreement takes effect on January 1, 2000 and expires on December 31, 2000 unless earlier terminated by the parties. At the end of this period, it shall automatically be renewed from one year to another, unless one of the parties has given written notice of termination by registered letter to the other party, received at least three months prior to such termination.


Article 5 - Consequence of the contract cessation

Upon termination of this Agreement for any reason, the parties will be returned to the position that each held prior to the execution of this Agreement.

In consequence, The Service Provider shall immediately return to The Recipient all documents and information in connection with all services supplied hereunder that have been communicated in the scope of the performance of this Agreement.


Article 6 - Conciliation clause

In case of a dispute arising from the terms of this Agreement, notably as regards its validity, interpretation, execution or its termination; both parties agree to do their utmost to resolve the dispute in a timely fashion.

To this effect, the parties shall meet within a fifteen-day time limit as of the date of the notification of a dispute from one party or the other.

If after two months from the date of this meeting the dispute is still not settled, it shall be submitted to the Commercial Court of Lyon.


Article 7 - Applicable law

This Agreement shall be governed under French law.


Article 8 - Domiciliation


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For the execution of the present Agreement and its consequences, the parties agree that they will be domiciliated at their respective head office.


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                              At New York City
                              In original duplicate
                              Dated January 31, 2000
                              Effective as of January 1, 2000


          For and on Behalf of                  For and on Behalf of
          The Service Provider                  The Recipient


    /s/ Thomas Schmider                         /s/ Denis Guyennot
--------------------------------            ---------------------------------
     Mr. Thomas Schmider                        Mr. Denis Guyennot




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